UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 12, 2006

Mirant Corporation

(Exact name of registrant as specified in charter)

Delaware	001-16107	58-2056305
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

1155 Perimeter Center West, Suite 100, Atlanta, Georgia		30338
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (678) 579-5000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

On January 12, 2006, the Compensation Committee of the Board of Directors of Mirant Corporation (the “Company”) approved grants of stock options and restricted stock unit awards to the following Named Executive Officers pursuant to the Company’s 2005 Omnibus Incentive Plan.  The following table sets forth information regarding grants of stock options and restricted stock unit awards to the Named Executive Officers made on January 13, 2006.

Name	Number of Stock Options		Number of Restricted Stock Units

Edward R. Muller (1)	405,844	(2)	81,169	(3)
James V. Iaco (1)	121,753	(2)	24,351	(3)
Robert M. Edgell (1)	128,517	(2)	25,703	(3)
S. Linn Williams (1)	108,225	(2)	21,645	(3)
William P. von Blasingame(1)	37,202	(2)	7,440	(3)
James R. Harris	20,292	(4)	4,058	(5)
Vance N. Booker	23,674	(4)	4,735	(5)
Thomas E. Legro (1)	27,056	(2)	5,411	(3)

(1)            Award amounts are based on an economic value agreed to as part of executive’s employment agreement.

(2)            Options vest in four equal installments on 7/3/06, 1/3/07, 1/3/08 and 1/3/09, subject to certain conditions specified in the award agreement.

(3)            Restricted stock units vest in four equal installments on 7/3/06, 1/3/07, 1/3/08 and 1/3/09, subject to certain conditions specified in the award agreement.

(4)            Options vest in three equal installments on 1/13/07, 1/13/08 and 1/13/09, subject to certain conditions specified in the award agreement.

(5)            Restricted stock units vest in three equal installments on 1/13/07, 1/13/08 and 1/13/09, subject to certain conditions specified in the award agreement.

Option and restricted stock unit grants were made pursuant to the Company’s 2005 Omnibus Incentive Plan.  The options were granted at a purchase price of $24.64, the closing selling price per share of the Company’s common stock on the New York Stock Exchange on the date preceding the grant.  The options will expire on January 13, 2016.  A copy of the Stock Option Award Agreement is attached hereto as Exhibit 10.1 and incorporated herein.  A copy of the Restricted Stock Unit Agreement is attached hereto as Exhibit 10.2 and incorporated herein.

Item 9.01 Financial Statements and Exhibits

d) Exhibits.

10.1	Form of Stock Option Award Agreement
10.2	Form of Restricted Stock Unit Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: January 18, 2006

Mirant Corporation

/s/ Thomas Legro
Thomas Legro
Senior Vice President and Controller
(Principal Accounting Officer)